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                                                                  Exhibit 4.(A)2

                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of the 25 day of February, 2002, by and among ViryaNet Limited., a company organized under the laws of the State of Israel (the "Company"), and the other persons listed on Exhibit A hereto and executing this Agreement (the "Shareholders"), which persons were, prior to the closing of the Merger Agreement (as defined below), the holders of all issued and outstanding shares of capital stock of iMedeon Inc., a Georgia corporation ("iMedeon").

                              W I T N E S S E T H:


     WHEREAS, the Company, iMedeon, the Shareholders and ViryaNet Acquisition, Inc., a Georgia corporation ("Merger Sub") and wholly owned subsidiary of ViryaNet, Inc., a wholly owned subsidiary of the Company ("US Sub"), have entered into a Agreement and Plan of Merger, dated as of February 25, 2002 (the "Merger Agreement"), pursuant to which Merger Sub shall merge with and into iMedeon and iMedeon shall thereby become a wholly owned subsidiary of US Sub and the holders of capital stock of iMedeon shall become holders of capital stock of the Company; and

     WHEREAS, a condition to the closing of the Merger Agreement (the "Closing") is that the parties hereto enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

     1.   Definitions

     Terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement. As used in this Agreement, the following terms have the following meanings:

          1.1. The term "Companies Law" shall mean the Israeli Companies Law 1999, as amended.


          1.2. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


          1.3. The term "Form F-3" shall mean such form under the Securities Act, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          1.4. The term "Holder" shall mean any person owning Registrable Securities (as defined below) or any assignee or transferee thereof.


          1.5. The term "Israeli Securities Law" shall mean the Israeli Securities Law - 1968, as amended.

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          1.6.    The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document or the equivalent actions under the laws of another jurisdiction.

          1.7. The term "Registrable Securities" shall mean Ordinary Shares constituting the Initial Consideration and any Additional Consideration Shares (if issued) which are not Locked-Up as contemplated under Section 8.2 of the Merger Agreement, provided, however, that if the Company files a registration statement which constitutes a Piggyback Registration under
                  Section 4 herein prior to such time as the Initial Consideration and any Additional Consideration Shares are no longer Locked-Up, such Locked-Up Ordinary Shares shall be deemed Registrable Securities for purposes of Section 4; provided further, however, that any Ordinary Shares which can be disposed of pursuant to Rule 144k promulgated under the Securities Act ("Rule 144") shall not be deemed Registrable Securities hereunder.


          1.8.    The term "SEC" shall mean the Securities and Exchange
                  Commission.


          1.9. The term "Securities Act" shall mean the Securities Act of 1933, as amended.


          1.10 The term "Investor" shall mean an investor in a private placement transaction closed by the Company within six months of the date hereof.


     2.   Demand Registration

          2.1. If the Company shall receive, at any time starting six (6) months after the Closing Date, a written request from the Holders of a majority of the Registrable Securities (the "Initiating Holders") to file a registration statement under the Securities Act covering the registration of all or part of the Registrable Securities, then the Company shall:

                  2.1.1. within twenty (20) days of the receipt thereof, give written notice of such request to all other Holders;
                         and

                  2.1.2. use its best efforts to effect as soon as practicable, the registration under the Securities Act of all Registrable Securities which are specified in such written request together with the Registrable Securities of non-Initating Holders joining in such request pursuant to written requests received by the Company from such non-Initiating Holders within 20 days after the receipt of the Company's written notice.

          2.2. If the Company shall furnish to the Holders requesting registration pursuant to this Section 2 a certificate signed by the Chief Executive Officer of the Company or the Chairman of the Company's Board of Directors stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, the Company shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of

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                  the request of the Initiating Holders, provided that such
                  right to delay a request shall be exercised by the Company not more than once in any 12 month period.

          2.3.    In the case of any registration effected pursuant to this
                  Section 2 the Company shall have the right to designate the managing underwriter(s) in any underwritten offering.

          2.4. The Company and all Holders participating in such underwritten registration shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

          2.5. Notwithstanding any other provision of this Section 2 (except for Section 2.2), if the underwriter of a registration being made pursuant to Section 2 advises the Initiating Holders in writing that marketing factors require a limitation of the number of Registrable Securities to be included in such underwritten registration, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten, and then there shall be excluded from such registration and underwriting, to the extent necessary to satisfy such limitation, Registrable Securities held by the Holders pro rata to the number of shares held by each Holder that has requested to be included in such registration.

          2.6.    Limitation on Number of Demand Registrations.


                  2.6.1. The Company shall not be required to effect more than one (1) demand registration pursuant to Section 2. If the Company shall be eligible to use a registration statement on Form F-3 in connection with the demand registration under this Section 2, such registration may be effected by the Company on Form F-3.

                  2.6.2. Notwithstanding the foregoing, (1) if the Initiating
                         Holders have requested, and the Company has effected, the single demand registration allowed pursuant to this
                         Section 2 within 12 months of the date of this Agreement and (2) from and after 12 months from the date of this Agreement, the Company is not eligible to use a registration statement on Form F-3 in connection with a shelf registration for the resale of the Company's shares, then the Holders will be entitled to one (1) additional demand registration pursuant to this
                         Section 2; provided, however that the Company shall not be required to effect a registration if the market price of the Registrable Securities to be registered thereunder is less than $750,000.


          2.7. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated after delivery of a demand for a registration requested pursuant to this Section 2 and to become effective less than one hundred and twenty (120) days after the effective date of a registration made pursuant to such demand under this Section 2.

          2.8. The Initiating Holders may withdraw their request for such demand registration at any time and they shall not be deemed to have exhausted any rights to make a

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                  demand registration in the future, provided that they
                  reimburse the Company for all of its costs and expenses incurred in connection with such withdrawn demand registration (collectively, "Company Expenses"), if such registration has in fact been cancelled. Notwithstanding the above, if the Initiating Holders withdraw their request based upon material adverse information relating to the Company or its condition, business, prospects or general securities market conditions which is different from that generally known to the Shareholders making the demand at the time of their request, the Initiating Holders shall not have to reimburse the Company for the Company Expenses.

     3.   Shelf Registration

          3.1. From such time as the Company becomes eligible to file registration statements on Form F-3, at the request of the Initiating Holders to file a shelf registration statement pursuant to Rule 415 under the Securities Act with the SEC, the Company shall:

                  3.1.1. within twenty (20) days after receipt of any such
                         request, give written notice of the proposed registration to all other Holders; and


                  3.1.2. use its best efforts to effect as soon as practicable, the registration under the Securities Act of all Registrable Securities which are specified in such written request together with the Registrable Securities of non-Initating Holders joining in such request pursuant to written requests received by the Company from such non-Initiating Holders within 20 days after the receipt of the Company's written notice.

          3.2. The Company undertakes that it will, once having qualified for registration on Form F-3, use its best efforts to comply with all necessary filings and other requirements so as to maintain such qualification.

          3.3. After a registration requested pursuant to Section 3, the Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated and to become effective less than 120 days after the effective date of any registration requested pursuant to Section 3.1.

          3.4. Notwithstanding the above, the Company shall not be required to effect a registration pursuant to Section 3 if:


                  3.4.1. the market price of the Registrable Securities to be registered thereunder is less than $750,000;


                  3.4.2. if the Company has, within the six (6) month period preceding the date of such request, already effected one registration under Section 3, or two registrations under Section 3 in the previous twelve-month period; or


                  3.4.3. if Form F-3 is not available for such offering by the
                         Holders;


                  3.4.4. if the Company shall furnish to the Holders a
                         certificate signed by the Chief Executive Officer or Chairman of the Board of the Company

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                         stating that in the good faith judgment of the Board of
                         Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement for a period of not more than one hundred and twenty
                         (120) days after receipt of the request of the Holders under this Section 3; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

     4.   Piggyback Registrations

          4.1. Whenever the Company proposes to register for its own account or for any other person other than in a registration pursuant to Section 2 or 3 any of its securities under either the Securities Act (other than a registration in connection with a merger or acquisition on Form F-4 or S-4 or one relating solely to employee benefit plans under Form S-8 or any similar form) or the Israeli Securities Laws, it will promptly, and at least thirty (30) days prior to the initial filing of a registration statement with the SEC or Israeli equivalent, give written notice to the Holders of its intention to effect such a registration and will include in such registration all the securities held by the Holders (subject to the provisions of Section 4.3 hereto) with respect to which the Company receives written requests for inclusion therein within twenty
                  (20) days after receipt of such notice by the Holders (a "Piggyback Registration").


          4.2. In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering and any Holders participating in such underwritten registration shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

          4.3. If (i) a Piggyback Registration is an underwritten offering of the Company's securities and the underwriter advises the Company in writing that marketing factors require a limitation of the number of Registrable Securities to be underwritten, or
                  (ii) the Investors piggyback on a demand registration by the Holders under this Agreement and the underwriter advises the Company in writing that marketing factors require a limitation of the number of Registrable Securities to be registered in such offering, the Company will include its securities in such registration in the following order:

                  (a)    if the Piggyback Registration is initiated by the
                         Company:

                         (i) first, all shares proposed to be included by the Company; and

                         (ii) second, all Registrable Securities proposed to be
                              included by the Holders and all Registrable
                              Securities proposed to be included by the Investors (the "Investor Registrable Securities"); pro rata, based on the aggregate number of the Company's securities held by the Holders and the Investors (irrespective of whether or not all Holders and Investors propose to include their securities in such

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                              offering). For avoidance of doubt, for purposes of
                              determining pro rata amounts, if the Holders collectively hold 30% of the aggregate number of Registrable Securities and Investor Registrable Securities (collectively, the "Aggregate Registrable Securities"), then at least 30% of the Aggregate Registrable Securities included by the Company pursuant to this section shall be Registrable Securities, irrespective of whether all Holders have requested to participate in such offering (with participating Holders being entitled to include additional Registrable Securities). Similarly, if the Investors collectively hold 70% of the Aggregate Registrable Securities, then at least 70% of the Aggregate Registrable Securities included by the Company pursuant to this Section shall be Investor Registrable Securities, irrespective of whether all Investors have requested to participate in such offering (with participating Investors being entitled to include additional Investor
                              Registrable Securities).

                  (b)    if the Piggyback Registration is not initiated by the
                         Company:

                         (i) first, all Registrable Securities proposed to be included by the Holders and all Investor Registrable Securities proposed to be included by the Investors; provided, that if all such securities cannot be included, the Company shall include Registrable Securities and Investor Registrable Securities pro rata, as determined in subsection (a)(ii) above; and

                         (ii) second, all other securities of the Company or any
                              other shareholders proposed to be included in such offering.

     5. Obligations of the Company. Whenever required hereunder to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:


          5.1. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective in accordance with the time periods indicated above, and, upon the request of the Initiating Holders, registered thereunder, keep such registration statement effective for a period of up to nine months or until the distribution contemplated in the Registration Statement has been completed;

          5.2. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          5.3. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          5.4. Register and qualify the securities covered by such registration statement under such other securities laws of such jurisdictions as shall be reasonably requested by the Holders, as the case may be;

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          5.5.    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with terms generally satisfactory to the managing underwriter of such offering. Each Holder or other shareholder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

          5.6. Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          5.7. Cause all Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed;


          5.8. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities not later than the effective date of such registration; and


          5.9. Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2 hereof, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,
                  (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.


6.       Expenses of Registration

          6.1. The Company shall bear and pay the expenses incurred in connection with any registration, filing or qualification of Registrable Securities for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holders, excluding underwriting discounts and commissions relating to the sale of Registrable.

7. Furnishing of Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the securities of any selling Holder that such Holder shall furnish to the Company such information as may be required to be included in the registration statement under the Securities Act

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         regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of such securities.

8.       Indemnification and Contribution

         8.1. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder, any underwriter for such Holder, each person, if any, who controls the Holder or such underwriter, and each of such Holder's partners, shareholders, officers, directors, employees, legal counsel and accountants, from and against any and all losses, claims, damages, liabilities, and charges, joint or several ("Claims"), to which any of them may be subject under the Securities Act, the Exchange Act, the Israeli Securities Law, the Companies Law, or any other statute (whether U.S. or Israeli) or at common law, insofar as such Claims arise out of, are based upon, or are in connection with (i) any untrue statement of any material fact contained in any registration statement or prospectus, in each case, as amended or supplemented, under which such securities were sold, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any other violation by the Company of the Securities Act, the Exchange Act, the Israeli Securities Law, the Companies Law or any state or foreign jurisdiction securities laws in connection with each such registration, and shall reimburse each such person entitled to indemnification for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such Claim, as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such claim arises out of or is based upon any untrue statement or omission made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such person and/or any person acting on its behalf specifically for use in such registration statement or prospectus and provided further, that this indemnity shall not apply to amounts paid pursuant to any settlement effected without the consent of the party entitled to indemnification hereunder, which consent shall not be unreasonably withheld.


         8.2. Each Holder selling shares under a registration statement (the "Selling Holder") shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, any underwriter for the Company, and each person, = if any, who controls the Company or such underwriter and each of the Company's or underwriter's officers, directors, employees, legal counsel and accountants, from and against any and all Claims to which any of them may be subject under the Securities Act, the Exchange Act, the Israeli Securities Law, the Companies Law, or any other statute (whether U.S. or Israeli) or at common law, insofar as such Claims arise out of, are based upon, or are in connection with (i) any untrue statement made by such Selling Holder of any material fact contained in any registration statement or prospectus, in each case, as amended or supplemented, under which such securities were sold, or
                  (ii) any omission or alleged omission made by such Selling Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company or each such person entitled to indemnification for any legal or other expenses reasonably incurred by the Company or such person in connection with investigating or defending any such Claim, as and when such expenses are incurred; provided, however, that such Selling Holder shall be liable to the Company or any such person in any such case only to the extent that any such claim arises out of or is based upon any untrue statement or omission made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Holder and/or any person acting on such Selling Holder's behalf specifically for use in such registration statement or prospectus and provided further, that this indemnity shall not apply to amounts paid pursuant to any settlement effected without the consent of the party entitled to indemnification hereunder, which consent shall not be unreasonably withheld. The indemnification provided by such Selling Holder shall be limited to the amount of the net proceeds received by such Selling Holder from the sale of the securities registered in such registration. The obligation of a Holder to indemnify the Company or any other person or entity pursuant to this Section 8.2 shall be several but not joint.

          8.3. Promptly after receipt by any person entitled to indemnification under Section 8.1 or Section 8.2, as the case may be, of notice of the commencement of any action, proceeding, or investigation in respect of which indemnity may be sought as provided above, such party (the "Indemnitee") shall notify the party from whom indemnification is claimed (the "Indemnitor"). The Indemnitor shall promptly assume the defense of the Indemnitee with counsel reasonably satisfactory to such Indemnitee, and the fees and expenses of such counsel shall be at the sole cost and expense of the Indemnitor. The Indemnitee will cooperate with the Indemnitor in the defense of any action, proceeding, or investigation for which the Indemnitor assumes the defense, provided, however, that if the defendants in any action include both the Indemnitee and the Indemnitor and there is a conflict of interests which would prevent counsel for the Indemnitor from also representing the Indemnitee, the Indemnitee shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. The Indemnitor shall not be liable for the settlement by the Indemnitee of any action, proceeding, or investigation effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall not enter into any settlement in any action, suit, or proceeding to which the Indemnitee is a party, unless such settlement includes a general release of the Indemnitee with no payment by the Indemnitee of consideration and without an admission of liability.


          8.4. The parties agree to notify promptly each other of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities held by the Holders, or any preliminary prospectus or registration statement relating to any sale of any Registrable Securities, or of any other litigation or proceedings to which this Section 8 is applicable of which they became aware.

          8.5. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall prevail.

          8.6.    The obligations of the Company and the Holders under this
                  Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

          8.7. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an Indemnitee (except as specifically provided therein), then the Indemnitor shall contribute to the amount paid or payable by the Indemnitee as a result of such losses, claims, damages, liabilities or expenses (a) in such proportion as is appropriate to reflect the relative benefits received by the Indemnitor on the one hand and the Indemnitee on the other from the registration or
                  (b) if the allocation provided by clause (a) above is not permitted by applicable law, or provides a lesser sum to the Indemnitee than the amount hereinafter calculated, in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received from such Holder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


     9.   Reports Under the Exchange Act

          With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company agrees to:

          9.1. make and keep public information available, as those terms are understood and defined in Rule 144, at all times;


          9.2. take such action as is necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities;


          9.3. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;


          9.4. furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon being so requested (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or, to the extent applicable, quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any Registrable Securities without registration or pursuant to such form; and


          9.5. comply with all other necessary filings and other requirements so as to enable the Holders and any transferee thereof to sell Registrable Securities under Rule 144 under the Securities Act (or any similar rule then in effect).

          9.6. use its best efforts to maintain the listing of its Ordinary Shares on the Nasdaq National Market ("Nasdaq"), and should its Ordinary Shares be delisted from Nasdaq, to cause the reinstatement of the Ordinary Shares to listing on Nasdaq, including through the pursuit of the formal appeal process established by Nasdaq.

     10. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to all the terms and conditions of this Agreement.

     11. Additional Registration Rights. Following the first anniversary of the Closing Date, the Company shall use reasonable efforts to negotiate additional registration rights for such Holders who are not then entitled to sell their shares under Rule 144.


     12. Expiration of Registration Rights. The registration rights contained herein shall expire 5 (five) years after the Closing Date.


     13.  Miscellaneous.


          13.1. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

          13.2. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflicts of laws). Each party to this Agreement consents to the exclusive jurisdiction and venue of the courts of the State of New York.

          13.3. Except as otherwise expressly limited herein and subject to the provisions of Section 10 above, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

          13.4. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the holders of the majority of the Registrable Shares and of the Company, provided, that any amendment or waiver that affects a Holder differently or adversely shall require such Holder's written consent. For the avoidance of doubt, the Company may execute any other registration rights agreement and such agreement, if and when executed, shall not be deemed to be an amendment of this Agreement or require the consent of any Holder.

          13.5. All article and section headings are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.


          13.6. All notices and other communications required or permitted hereunder are to be given pursuant to the provisions of the Merger Agreement.


          13.7. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

          13.8. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]





     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                                     VIRYANET LTD.



                                                     BY:
                                                        ------------------------
                                                     Name:----------------------
                                                     Title:---------------------

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]







                                             GE CAPITAL EQUITY INVESTMENTS, INC.


                                             By:
                                                --------------------------------
                                             Name:------------------------------
                                             Title:-----------------------------

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]






                                                ECTMI TRUTTA HOLDINGS LP

                                                By:
                                                   -----------------------------
                                                Name:------------------------
                                                Title:------------------------

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]






                                                     AETHER SYSTEMS INC.


                                                     By:
                                                        ------------------------
                                                     Name:----------------------
                                                     Title:---------------------

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]






                                                VALENTIS INVESTORS LLC

                                                By:-----------------------------
                                                Name:--------------------------
                                                Title:------------------------

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]






                                                IMPRIMIS SB, L.P.


                                                By: Imprimis SB G.P. LLC
                                                    Its General Partner

                                                By:____________________________
                                                Name:__________________________
                                                Title:_________________________

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]






                                       INSIGHT CAPITAL PARTNERS II, L.P.

                                       By: InSight Venture Associates II, L.L.C.
                                           Its General Partner

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:  Its Managing Member

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]


                                     INSIGHT CAPITAL PARTNERS(CAYMAN) II, L.P.

                                     By: InSight Venture Associates II, LLC
                                         Its General Partner

                                     By:____________________________
                                     Name:__________________________
                                     Title:_____________________

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]






                                                     ---------------------------
                                                     JOSEPH MEDIATE

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]






                                        MEDIATE INVESTMENTS, LLLP

                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________